Contact: Victor M. Perez
                                                     Tom Green
                                                     (713) 780-9926
                                                     ir@tricomarinetx.com

FOR IMMEDIATE RELEASE

TRICO MARINE SERVICES, INC. ANNOUNCES OFFERING
OF COMMON STOCK


(Houston, TX, May 23, 2000) Trico Marine Services, Inc. (NASDAQ: TMAR) announced today that it has priced an offering, on a firm commitment, underwritten basis, of 4,500,000 shares of its common stock at a price of $9.00 per share. The offering will generate approximately $39 million in net proceeds to the Company, which will be used to repay amounts owed under its revolving credit facility and for general corporate purposes. The closing date for the offering is scheduled for May 26, 2000. The offering will be underwritten by Johnson Rice & Company L.L.C.

"This transaction will enhance our financial flexibility, as well as enhance the operating leverage Trico has to any improvement in vessel day rates and utilization," said Thomas E. Fairley, President and Chief Executive Officer.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission and has been declared effective. This press release shall not constitute an offer to sell or the solicitation of the offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

TRICO MARINE PROVIDES MARINE SUPPORT SERVICES TO THE OIL AND GAS INDUSTRY, PRIMARILY IN THE GULF OF MEXICO, THE NORTH SEA, AND LATIN AMERICA. THE SERVICES PROVIDED BY THE COMPANY'S DIVERSIFIED FLEET OF VESSELS INCLUDE THE MARINE TRANSPORTATION OF DRILLING MATERIALS, SUPPLIES AND CREWS AND SUPPORT FOR OFFSHORE WELL SERVICING, CONSTRUCTION, INSTALLATION AND MAINTENANCE OF OFFSHORE FACILITIES.

CERTAIN  STATEMENTS  IN  THIS  PRESS  RELEASE  THAT  ARE  NOT  HISTORICAL
FACT MAY BE "FORWARD-LOOKING STATEMENTS." ACTUAL EVENTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN ANY FORWARD-LOOKING STATEMENT.
THERE ARE A NUMBER OF IMPORTANT FACTORS INVOLVING RISKS AND UNCERTAINTIES BEYOND THE CONTROL OF THE COMPANY THAT COULD CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. A DESCRIPTION OF RISKS AND UNCERTAINTIES ATTENDANT TO TRICO MARINE SERVICES, INC. AND ITS INDUSTRY AND OTHER FACTORS

THAT COULD AFFECT THE COMPANY'S FINANCIAL RESULTS ARE INCLUDED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.